Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-45457) of our report dated March 15, 2001 (except for paragraphs 4, 5, and 6 of Note 12, as to which the date is March 30, 2001) with respect to the consolidated financial statements and schedule of Amscan Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

Stamford, Connecticut                                /s/ ERNST & YOUNG LLP
March 30, 2001